Exhibit 99.1

Energy XXI Declares Quarterly
Preferred Stock Dividend

HOUSTON – Feb. 25, 2010 – Energy XXI (Bermuda) Limited (NASDAQ: EXXID) (AIM: EXXI) today announced that its Board of Directors declared a $1.8125 per share quarterly dividend on its shares of 7.25% Convertible Perpetual Preferred Stock.  The dividend will be paid in cash on Monday, March 15, 2010 to the holders of record on Monday, March 1, 2010.  The company currently has 1.1 million shares of its 7.25% Convertible Perpetual Preferred Stock outstanding.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Macquarie Capital (Europe) Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyXXI.com.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
+44 207 523 8350
pcoombs@collinsstewart.com

Pelham Bell Pottinger
James Henderson
+44 207 743 6673
jhenderson@pelhambellpottinger.co.uk

Mark Antelme
+44 203 178 6242
mantelme@pelhambellpottinger.co.uk